Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-3 of TriCo Bancshares of our report dated March 1, 2018 relating to the consolidated statements of income, changes in shareholders’ equity and cash flows appearing in the Annual Report on Form 10-K of TriCo Bancshares for the year ended December 31, 2017, and to the reference of us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Sacramento, California
June 2, 2020